UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DiamondRock Hospitality Company
(Exact name of registrant as specified in charter)

Maryland	20-1180098
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, Suite 1400
Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

DiamondRock Hospitality Company (the “Company”) is filing this Form 8-A in connection with the transfer of the listing of its common stock, $0.01 par value per share (the “Common Stock”), from the New York Stock Exchange (“NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”), effective as of the close of business Friday, November 28, 2025. The Company expects that trading of the Common Stock will begin on Nasdaq at market open on Monday, December 1, 2025.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is included in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-32514), filed with the Securities and Exchange Commission on February 28, 2025, is incorporated herein by reference, except that any reference to NYSE with respect to the Common Stock is hereby amended to refer to Nasdaq.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: November 28, 2025

	By:	/s/ Anika C. Fischer

Name: Anika C. Fischer
Title: SVP, General Counsel & Secretary